Exhibit 21

                         LIST OF SUBSIDIARIES


          Name                    State Of Incorporation    Trade Names


Kenneth O. Lester Company, Inc.        Tennessee           PFG Customized

Caro Foods, Inc.                       Louisiana

Fresh Advantage, Inc.                  Virginia            Fresh Advantage

                                                           Dixon

                                                           Prime Source

Southland Distribution
System, Inc.                           Louisiana

PFG Lester-Broadline, Inc.             Tennessee

Hale Brothers/Summit, Inc.             Tennessee           PFG Hale

Pocahontas Foods, USA, Inc.            Virginia            Pocahontas USA

T & S Transportation of
Richmond, Inc.                         Virginia           T & S Transportation

PFG Holding, Inc.                      Florida

Milton's Foodservice, Inc.             Georgia            PFG Milton's

Performance Food Group of              Texas              PFG of Texas
Texas, L.P.

W.J.  Powell Company, Inc.             Georgia            PFG Powell

AFI Food Service Distributors, Inc.    New Jersey

Affiliated Paper Companies, Inc.       Alabama

Virginia Foodservice Group, Inc.       Virginia

NorthCenter Foodservice Coporation     Maine

PFG of Texas, Inc.                     Texas